                                                                 Exhibit (j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 13, 2004, relating to the financial statements and financial highlights which appears in the December 31, 2003 Annual Report to Shareholders of One Group Investment Trust, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Experts," and "Financial Statements" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


Chicago, Illinois
April 26, 2004